Agreement concerning the lease of commercial Premises                  EXH10-21


The following Lease is hereby entered into by and between

Sico Jena GmbH Quarzschemelze
Goshchwitzer Str. 20
07445 Jena

-the Lessor-

and

FiberCore Jena GmbH
Goschwitzer Str. 20
07445 Jena

-the Lessee-

#1.      Premises to be leased

a.       The premises located in Production Hall Building 42
         (see Schedule 1 Plan of Premises)

         in

         Goschwitzer Str. 20
         Shall be leased for the operation of a
         factory for manufacturing optical fibers
         (type of business or commercial activity).

         The following Premises shall also be leased:
         100 square meters of outside space (open areas, garages)

         Both parties acknowledge that the total area of the Leased Premises is 2,621,000 square meters. This area shall form the basis of any calculation for increases in rent, the settlement of ancillary costs etc., regardless of whether actual measures result in any deviation.

2. The following may also be use (parking spaces, etc.): 40 parking spaces outside Building 42 for an annual rental of DM 4,500.00

3. The main keys (gate, building entry etc.) shall be release to the Lessee immediately upon its taking occupancy of the Premises.

#2.      Duration and termination of Lease

1.       The lease shall come into effect on 1 September 1995

         The Lease shall expire on June 30, 2000.

         The lease term prolongs automatically for another 6 months unless FiberCore Jena GmbH elects not to renew the contract six months prior to contract expiration. The tenant, has the right to demand lease extension of 1 to 25 years (Option) 3 months prior to the first lease expiration and the right to prolong the newly agreed terms again and repeatedly, until the maximum term of 25 years has been used up.

2. Any amendments to the provisions set out the second paragraph of (1) above shall be in writing only and communicated to the other party by no later than on the final working day prior to the commencement of the period of notice.

3. The Lessor shall be entitled to terminate the Lease with immediate effect and without first giving notice provided that this is warranted by a material reason. Such a material reason shall be deemed to be the Lessee's failure to comply with its contractual obligations (e.g. arrears of more than three monthly rentals in spite of having received a reminder). Any reminders that may be necessary shall be sent to Nicolai A. Siddig, Attorney at Law, Thichallee 32, 14195 Berlin, and Dr. Mohd Aslami, 174 Charlton Road, P.O. Box 206, Sturbridge, MA, USA 01566.

4. Upon expiry of the Lease, #568 of the German Civil Code (implicit renewal) shall not apply to either Party. All agreements to continue or renew the Lease after expiry shall be in writing only.

#3.      Rental and ancillary costs

1.       The rental shall equal per month (see Schedule 5)          DM 44,674.00

         (forty-four thousand six hundred and seventy-four)

         15% V.A.T.                                                 DM  6,701.00

         Total                                                      DM 51,376.00

2. Any operating costs not specified in this Lease shall be deemed to be include in the rental.

#4.      Payment of rental and heating costs

1. The rental and ancillary costs referred to in #3 (1) above shall be due monthly in advance and shall be remitted to the Lessor by no later than the third working day of the month by credit transfer to Account No. 25 836 3100 at Commerzbank Jena (BLZ 820 40 00) quoting the rental debtor number 20153. Payment shall be deemed to have been remitted on time only provide that is received by the deadline in question, i.e. it shall not be sufficient for payment to be merely dispatched by this date.

2. The advance payment covering heating cost (see #5) shall be settled with the Lessee once a year effective as of December 31, 1995. Any shortfall shall be paid or excess payment credited in the quarter following the cut-off date for settlement.

#5.      Joint heating and hot water supplies

1. The Lessors undertakes to provide central heating whenever this is warranted by outside temperatures, and in any case, between October 1 and April 30. Hot water supplies shall be available at all time with the exception of brief interruptions.

2. The Lessee undertakes to pay to pro-rata operating and maintenance costs of the heating facilities for the parts of the equipment which it owns.

3. The operating costs shall be apportioned by the Lessor in accordance with the statutory regulations for settling such costs, i.e. on the basis of the usable or converted space and using a formula taking account of heat consumption. Where heat measuring devices and/or hot water, the Lessee shall directly bear all operating, maintenance and cleaning costs provided that it has installed such heaters or boilers itself. They shall be serviced and cleaned at least once a year, proof of which shall be made available to the Lessor on request.

#6.      Use of lifts

1.       The Lessee is entitled to use the lifts adjacent to the lease Premises.

2. The Lessee shall not be entitled to insist on the uninterrupted availability of the lifts in the event of any disruptions. The Lessee undertakes to comply with all points of the regulations governing the use of lifts. Any repairs to the lifts must be performed as quickly as possible.

#7.      State of Premises

The Lessee undertakes to keep the Premises clean. All contamination of the surroundings, the building and the external areas must be avoided. The lessee shall treat the Premises carefully and maintain and return them in an orderly state of repair.

#8.      Offsetting of accounts, retention of payments

The Lessee shall be entitled to offset rentals against counter-claims or exercise a right of retention in respect thereof if it informs the lessor in writing of its intention to do so at least on month prior to the rental in question becoming due for payment.

#9.      Use of Premises, subletting

1. The Lessee may only use the Premises for the commercial purposes described in #1 hereto. Any changes to the purpose for which the premises are used shall require the Lessors written approval, which approval shall not be unreasonably withheld.

2. The Premises may only be sublet to or used by third parties with the Lessor's written approval, which approval shall not be unreasonably withheld.

#10.     Advertising

1. The Lessee shall be entitled to affix a sign of an appropriate size to the area set aside by the Lessor for this purpose, i.e. the advertising holder at Gate 69. If a joint sign holder is available or constructed, the Lessee undertakes to use it and to assume a proportionate share of the costs.

2. Other fitting used for advertising or sales purposed may only be affixed to the external walls or the windows of the building (company sign, logos, slogans, showcases, vending machines, etc.) with the Lessor's express written permission.

3. The Lessee shall be liable for all damage arising in connection with these fittings.

4. The Lessee shall be solely responsible for complying with technical and official regulations concerning the manner in which the fitting are affixed and maintained and for taking all such necessary measures.

5.       The Lessee's advertising fitting already in existence may be kept.

#11.     Repairs and structural modifications performed by the Lessor

1. The Lessor shall be entitled to perform any such repairs or structural modification without the Lessee's approval as may be necessary to preserve the building or the Premises, to ward off any dangers or to remedy damage. This shall also apply to work which is not necessary but appropriate, e.g. modernization of the building and the Premises. The Lessee undertakes to ensure that the rooms concerned are accessible and to refrain from impending or delaying work. Changes for the extensions as well as for Preform and the fiber production facilities shall be permitted (pursuant to Sketch 10 as attached).

2.       The Lessor shall inform the Lessee of such  structural  modification in
         good  time  and  ensure  that  the  structural   modifications  do  not
         unreasonably interfere with the Lessee's business operations.

#12.     Structural modifications performed by the Lessee

1.       Structural   modifications   performed  by  the  Lessee,   particularly
         conversion, additions, installations and the fitting of grilles to windows, shall require the Lessor's written approval. If the Lessor grants its approval, the Lessee shall be responsible for gaining the necessary permits and shall bear all expenses involved. Changes for the extensions as well as for Preform and the fiber production facilities shall be permitted (pursuant to Sketch 10 as attached).

2. The Lessee shall be entitled to remove any fittings which it has added to the Premises. However, the Lessor shall be entitled to request that, upon the expiry of the Lease, such fittings by left on the Premises provided that the Lessor pays a sum of money equaling the market value for the fittings in question. The Lessor and Lessee shall come to any agreement on such matters prior to the Premises being vacated. If the Lessor does not acquire the fitting installed by the Lessee, the latter shall return the Premises to their previous state and perform all the necessary work for this purpose prior to the expiry of the Lease.

3. The Lessee shall be liable for all damage arising in connection with any construction work which it performs.

#13.     Repairs and Maintenance

1. The Lessee shall be liable towards the Lessor for any damage arising as a result of the former's culpable failure to observe its duty of car. Similarly, it shall be vicariously liable for damage culpably caused by its associated, staff, subtenants, visitors, suppliers, craftsmen etc.

2. The Lessee undertakes to keep the Premises free of vermin at its own expense. The Lessee shall only be able to claim that the Premises were infested with vermin prior to the commencement of the lease if its submits a declaration to this effect by a pest control expert immediately after taking occupancy of the Premises.

3. The Lessee shall immediately remedy all damage for which it is responsible. If it fails to comply with this duty within a reasonable period of time after receiving a written warning, the Lessor shall be entitled to perform the necessary work at the Lessee's expense. In the event of imminent danger or if the Lessee's whereabouts are unknown, the Lessor shall be entitled to dispense with issuing a written warning and setting a deadline.

#14.     Security

The Lessee shall be responsible for the security of the leased Premises.

#15.     Lessors right to enter the Premises

1. The Lessor and/or its nominee shall be entitled to enter the Premises during normal office hours for the purposes of examining their state or for any other important reason. In the event of imminent danger, entry shall be permissible at any time of the day or night.

2. If the Lessor plans to sell the property, it and/or nominee shall be entitled to enter the Premises during normal office hours with potential buyers, - with the exception of any of the Lessee's competitors. If either party has given notice of its intention to terminate the Lease, the Lessor and/or its nominee shall be entitled to enter the Premises during normal office hours with potential buyers. If either party has given notice of its intention to terminate the Lease, the Lessor and/or its nominee shall be entitled to enter the Premises during normal office hours together with potential new lessee.

#16.     Termination of the Lease

Upon the termination of the Lease, the Lessee shall release the Premises in a state ready for immediate occupancy and hand over to the Lessor all keys with which it was provided.

#17.     Liability in the event of any disruptions in utility supplies

Electricity

The Lessor shall only be liable for any disruptions or irregularities in electricity supplies to the extent that the utility supplying the electricity (Stadtwerke Jena GmbH) is liable towards the Lessor (see Ordinance on the General Conditions for the Supply of Electricity to Special-Rate Customers (AVBEltV) of June 21, 1979.

District Heating

The Lessor shall only be liable for any disruptions or irregularities in supplies of district heating to the extent that the utility supplying the district heat (Stadtwerke Jena GmbH) is liable towards the Lessor (see Ordinance on the general Conditions for the Supply of District Heating to Special-Rate Customers (AVB Fernwarme) of June 20, 1980).

#18.     Change in corporate status, sale of operations

The Lessee shall inform the Lessor without delay of any changes to the corporate status of its company or any modifications to its entry in the companies register, business registration or any matters of importance for the Lease.

#19.     Miscellaneous provisions

Any amendments or additions to the Lease shall be in writing only. This shall also apply to any amendments or additions to the provision.

If any of the provisions in the Lease are ineffective either in part or in full, this shall have no effect on the validity of the remaining provisions. In this case, the parties undertake to replace the ineffective provisions with one that comes as legally close as possible to the original intent of the Lease. If any provisions relating to the performance of contractual obligation or to deadlines are ineffective, they shall be replaced by such provisions as are provided for by statute.

In all other cases, the relevant statutory provisions shall apply.

Garbage and industrial waste shall be disposed of by Sico Jena GmbH and the Lessee charged separately for this service except where it disposes of garbage and industrial waste itself.

The Lessee shall be responsible for ensuring compliance with regulations governing occupational safety and fire protection on it Premises.

The Lessee shall be responsible for complying with all statutory regulation in the area of environmental protection.

The Lessee shall be liable for any damage incurred by the Lessor as a result of the former's failure to comply with any of the aforementioned obligations.

Additional provisions:

Signed in    on this   day of                     Signed in  on this day of

19th August 1995                                  19th August 1995
Sico Jena GmbH Quartzchmelze                      ______________________________
Nadrag          Marach                            Mohd Aslami
- Managing Directors -                            President of FiberCore, Inc.
(Lessor)
_________________________                         ______________________________
(Lessee)


Additions to Lease:


The Parties to the Lease

Anlage 1

                  Raum - Nr.:                   qm
--------------------------------------------------
100 T             1-28                       56.10
                  1-29                       18.20
                  2-23                      110.30
                  4-14                       39.00
                  4-15                       40.90
                  4-16                       35.30
                  4-17                       37.20
                  4-18                       37.20
                  4-19                       20.00
                  4-20                       57.80
                  4-21                      135.60
                  4-22                      394.30
                  4-23                        8.00
                  4-24                        6.80
                  4-25                        5.00
                  4-26.1                      6.90
                  4-26.2                     11.80
                  4-27                       52.80
                  4-28                       40.80
                  4-29                       79.80
                  4-30                      207.70
                  4-33                        5.90
                  4-34                        7.20
                  4-35                        6.60
                  4-36                        7.10
                  4-37                       35.00
                  4-38                       36.10
                  4-39                       27.50

Summe:   100T                             1,526.90

         Raum - Nr.:                              qm
                  1-36                      199.50
                  2-31                       55.80
                  2-28                       14.10
                  3-19                       37.30
                  3-20                       19.00
                  3-21                       23.00
                  3-21.1                     34.40
                  3-25                      177.70
                  3-35                       24.90
                  4-08                       48.40
                  4-09                       14.70            AuBenflache                  102.70
                  4-31                       66.60            AuBenflache/Ziehturm          80.00
                  4-32                       55.10            Summe:                       182.70
                                                              -----------------------------------
                  4-40                       52.90
                  4-41                       81.20
                  4-42                       55.80
         Summe:  Normal                     960.40

Gesamtaumme

vermietete Flache:                        2,670.00

Anlace 3

Nicht im Mietzins enthaltene Betriebskosten. welche monatlich an die FIBERCORE Jena GmbH gesondert weiterverrechnet warden.

         Elektroenergie
         *Tag*Nacht-Tarif

         Fernwarme
         *LTA
         *Heizung

         Wasser
         *Kaltwasser
         *Warmwasser
         *Abwasser
         *Filtratwasser

         Gasa
         *Wasserstoff
         *Sauerstoff
         *Stickstoff

         Luft
         *Druckluft

         Chemiekalien
         *Natronlauge
         *Salzsaure

Fur die Edelgase ist FIBERCORE direkter Partner zum zum Lieferanten. Alles was sonst moglich ist. sollte direkt beim Hersteller bezogne werdern.